Exhibit 10.1

COHU, INC.

RESTRICTED STOCK UNIT AGREEMENT

Cohu, Inc., a Delaware Corporation, its Parent or Subsidiary Corporations and Affiliates, hereinafter referred to as the “Company”, has granted to the individual (the “Participant”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) relates, an award (the “Award”) of Restricted Stock Units upon the terms and conditions set forth in the Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Cohu, Inc. 2005 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant. By signing the Notice, the Participant: (a) represents that the Participant has read and is familiar with the terms and conditions of the Notice, the Plan and this Agreement, (b) accepts the Award subject to all of the terms and conditions of the Notice, the Plan and this Agreement, (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company, hereinafter referred to as the “Board”, upon any questions arising under the Notice, the Plan or this Agreement, and (d) acknowledges receipt of a copy of the Notice, the Plan and this Agreement in either paper form or through electronic means.

1 DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Notice or the Plan.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2 ADMINISTRATION.

All questions of interpretation concerning this Agreement shall be determined by the Board. All determinations by the Board shall be final and binding upon all persons having an interest in the Award. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3 SETTLEMENT OF THE AWARD.

3.1 No Additional Payment Required. The Participant shall not be required to make any additional monetary payment (other than applicable tax withholding, if any) upon settlement of the Award. Payment of the aggregate purchase price of the shares of Stock for which the Award is being settled shall be made in the form of past services rendered by the Participant to the Company or for its benefit which the Board, by resolution, determines to have a value not less than the aggregate purchase price of such shares of Stock.

3.2 Issuance of Shares of Stock. Subject to the provisions of Section 3.5 below, the Company shall issue to the Participant, on a date (the “Settlement Date”) within thirty (30) days following the earlier of (a) the Settlement Date (as defined in the Notice) or (b) the date of termination of the Participant’s Service, a number of whole shares of Stock equal to the vested Number of Restricted Stock Units (as defined in the Notice), rounded down to the nearest whole number. Such shares of Stock shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 3.5. On the Settlement Date, the Company shall pay to the Participant cash in lieu of any fractional share of Stock represented by a fractional Restricted Stock Unit subject to this Award in an amount equal to the Fair Market Value on the Settlement Date of such fractional share of Stock.

3.3 Tax Withholding. To meet the obligations of the Company with respect to any and all income tax, (including federal, state and local taxes), social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) under any applicable domestic or foreign, federal, state or local statute, ordinance, rule, or regulation in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the conversion of the Restricted Stock Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends, the Committee shall require that the Company withhold a number of whole shares of Company Stock otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is allowable without adverse accounting consequences) of the Participant’s estimated total obligation for Tax-Related Items associated with any aspect of the Restricted Stock Units. The Company may also in lieu of or in addition to the foregoing, at its sole discretion, (i) require the Participant to deposit with the Company an amount of cash sufficient to meet his or her obligation for Tax-Related Items , (ii) withhold the required amounts from the Participant’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, and/or (iii) sell or arrange for the sale of shares to be issued on the vesting of the Restricted Stock Units to satisfy the Participant’s and the Company’s obligation for Tax-Related Items. If the Participant’s and/or the Company’s obligation for Tax-Related Items is satisfied as described in (iii) of this section, the Company will endeavor to sell only the number of shares required to satisfy the Participant’s and the Company’s obligation for Tax-Related Items; however, the Participant agrees that the Company may sell more shares than necessary to cover the Tax-Related Items. The Company shall not deliver any of the shares of Company Stock until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made. The Participant hereby consents to any action reasonably taken by the Company to meet his or her obligation for Tax-Related Items

3.4 Certificate Registration. The certificate for the shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

3.5 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

3.6 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

4 NONTRANSFERABILITY OF THE AWARD.

Prior to the Settlement Date, neither this Award nor any Restricted Stock Unit subject to this Award shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except by will or by the laws of descent and distribution.

5 EFFECT OF TERMINATION OF SERVICE.

If the Participant’s Service (as defined below) is terminated by the Participant or by the Company for any reason, including Participant’s death or disability before all Restricted Stock Units have vested, the unvested Restricted Stock Units shall be forfeited by the Participant. As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Restricted Stock Units will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Committee or required by contract or statute. If the Participant returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service. For purposes of this Agreement, “Service” shall mean the performance of services for the Company in the capacity of an Employee, Officer, Consultant, or Director.

6 CHANGE IN CONTROL.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume the Company’s rights and obligations under the Award or substitute for the Award a substantially equivalent award with respect to the Acquiror’s stock. If the Award is neither assumed or substituted for by the Acquiror in connection with the Change in Control, then the Award shall become 100% vested and settled in accordance with Section 3 immediately prior to the effective date of the Change in Control. Furthermore, notwithstanding the foregoing, if the corporation the stock of which is subject to the Award immediately prior to an Ownership Change Event described in Section 13.1(a)(i) of the Plan constituting a Change in Control is the surviving or continuing corporation and immediately after such Ownership Change Event less than fifty percent (50%) of the total combined voting power of its voting stock is held by another corporation or by other corporations that are members of an affiliated group within the meaning of Section 1504(a) of the Code without regard to the provisions of Section 1504(b) of the Code, the Award shall not terminate unless the Board otherwise provides in its discretion.

7 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares subject to the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 7 shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

8 RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Company or interfere in any way with any right of the Company to terminate the Participant’s Service as a Director, an Employee or a Consultant, as the case may be, at any time.

9 LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

10 MISCELLANEOUS PROVISIONS.

10.1 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

10.2 Binding Effect. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

10.3 Termination or Amendment. The Board may terminate or amend the Plan or the Award at any time; provided, however, that except as provided in Section 6 in connection with a Change in Control, no such termination or amendment may adversely affect the Award without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

10.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon deposit in the United States Post Office, by registered or certified mail, or with an overnight courier service with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature or at such other address as such party may designate in writing from time to time to the other party.

10.5 Integrated Agreement. The Notice and this Agreement constitute the entire understanding and agreement of the Participant and the Company with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company with respect to such subject matter other than those as set forth or provided for herein or therein. To the extent contemplated herein or therein, the provisions of the Notice and the Agreement shall survive any settlement of the Award and shall remain in full force and effect.

10.6 Applicable Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

10.7 Counterparts. The Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8 Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units granted under the Plan and participation in the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

COHU, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

[NAME]

In granting restricted stock units, Cohu seeks to provide employees, consultants and directors with incentive to help drive our future success and to share in the economic benefits of that success. We look forward to your contributions to that effort.

[INSERT NAME] (the “Participant”) has been granted an award (the “Award”) pursuant to the Cohu, Inc. 2005 Equity Incentive Plan (the “Plan”) consisting of one or more rights (each such right being hereinafter referred to as a “Restricted Stock Unit”) to receive in settlement of each such right one (1) share of Stock of Cohu, Inc., as follows:

Date of Grant:	[INSERT DATE]

Number of Restricted Stock Units:	[INSERT NUMBER]

Settlement Date:	The Vesting Date unless otherwise specified in the Restricted Stock Unit Election Form (the “Election Form”)

Vesting:	[VESTING SCHEDULE and/or PERFORMANCE VESTING SCHEDULE]

By their signatures below, Cohu, Inc. and the Participant agree that the Award is governed by this Notice and by the provisions of the Restricted Stock Unit Agreement and the Plan that are attached to and made a part of this document or are available on the Company’s internal website at http://www.      . The Participant acknowledges either receipt of copies of the Plan and Restricted Stock Unit Agreement in paper form or via electronic means and represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of its terms and conditions.

COHU, INC.	PARTICIPANT

By:

Its:	Signature

Date

COHU, INC.
RESTRICTED STOCK UNIT ELECTION

TO:	Chief Financial Officer, Cohu, Inc. (the “Company”)

FROM:	(the “Participant”)

I hereby elect to defer the settlement date of my Restricted Stock Units that I would otherwise receive from Cohu, Inc. (the “Company”), subject to the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”) and this election. I understand that my election is irrevocable. The terms of my election are as follows:

1. Plan Year to which Election applies. My election applies to the following Plan Year (the “Election Period”):

[_] Initial Plan Year:      , 2006 through December 31, 2006.

[_] New Employee/Director Plan Year: The calendar year commencing on the date of my initial employment or appointment to the Board of Directors of the Company, which is: , 20 .

[_] Plan Year: Fiscal year commencing      , 20     .

This election will terminate at the end of each Plan Year (unless voluntarily extended by me prior to the beginning of a new Plan Year) or effective as of the day on which I either terminate Service or the Plan terminates. This election and any future elections may also be terminated, amended, or otherwise revised, at the Company’s discretion should it determine that the Restricted Stock Unit program should be so terminated, amended or otherwise revised.

2. Restricted Stock Units Deferred. I elect to defer settlement of the following portion of my Restricted Stock Units Award made to me during the Election Period (must be at a minimum of at least 10% and may increase in 5% increments thereafter):

     %

3. Restricted Stock Units Deferral Elections. I hereby make the following elections with respect to the settlement of my vested Restricted Stock Units that will be payable in a single lump sum as provided in my Restricted Stock Unit Agreement (“Agreement”). I understand that if I fail to make an election, or if the election is terminated, that I will be deemed to have elected settlement of my Restricted Stock Units when such units vest as provided in the Restricted Stock Units Notice of Grant.

Settlement Date:

Subject to the terms of the Plan and my Agreement, I will receive shares of Stock in settlement of my Award (to the extent vested) within 30 days of the earlier of (i) any Settlement Date I have elected below, (ii) the date of my termination of Service or (iii) the date of any Change of Control, as defined in the Plan, if such an Award is not assumed or substituted for a similar award.

I understand that:

A Settlement Date may be no earlier than January 1 of the second calendar year following the Election Period (e.g. if the Election Period ends on December 31, 2006, the Settlement Date may be no earlier than January 1, 2008).

That I may (but am not required) to elect a Settlement Date, however, if I don’t select a Settlement Date, but have completed this form and elected to defer settlement of the Award beyond the date such award would have become vested, that I will have made an irrevocable election to defer settlement of the Award until my termination of Service.

I elect a Settlement Date for 100% of my Award on      . (please select a date no earlier than January 1 of the second calendar year following the Election Period, however, remember that the Award becomes vested on the date provided in the Notice of Grant and unless you select a later Settlement Date, would be settled on the vesting date)

[_] I do not elect a Settlement Date (and I understand this means that the Settlement Date will be the date I terminated Service).

Change of Settlement Date:

I understand that I may make, with the consent of the Company, a subsequent election to further defer settlement of this Award, and that such an election must be made at least one (1) year prior to my originally selected Settlement Date and I further understand that my newly elected Settlement Date must be at least five (5) years after the date of the originally selected Settlement Date. I further understand that the ability to make such a subsequent deferral election may not be available to me in the future if the Company changes its administration policies to reflect any changes to the applicable law governing deferred compensation.

4. Filing of Election. This Restricted Stock Unit Election must be filed with the Chief Financial Officer of the Company no later than:

(a)	For elections to defer receipt of Restricted Stock Units during the Initial Plan Year: within 30 days after the beginning of the Initial Plan Year.

(b)	For elections to defer receipt of Restricted Stock Units during each subsequent Plan Year: the day prior to the first day of such Plan Year.

5. Irrevocability of Election. This Restricted Stock Unit Election will become irrevocable as of the commencement of the Election Period.

6. Award is Unfunded. I understand that the Company has not formally funded my Award and that I am considered a general unsecured creditor of the Company with respect to my rights under the Award.

7. Subject to Plan. This Restricted Stock Unit Election is in all respects subject to the terms and conditions of the Plan. Should any inconsistency exist between this Restricted Stock Unit Election, the Plan, the Restricted Stock Unit Agreement, and/or any applicable law, then the provisions of either the applicable law or the Plan will control, with the Plan subordinated to the applicable law.

Participant Signature

Dated: